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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference to our firm and to our reports effective December 31, 2004, and September 1, 2005, in the Form S-1 Registration Statement of Venoco, Inc. and the related prospectus that is a part thereof to be filed with the Securities and Exchange Commission on or about November 21, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
November 18, 2005

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS